PE CORPORATION

                    1993 DIRECTOR STOCK PURCHASE AND DEFERRED
                                COMPENSATION PLAN

                       (as amended through March 17, 2000)

1.       OBJECTIVE OF THE PLAN.

         The PE Corporation 1993 Director Stock Purchase and Deferred Compensation Plan (the "Plan") is established effective October 21, 1993 for the benefit of directors of PE Corporation (the "Corporation") who are not employees of the Corporation or any of its subsidiaries. The Corporation has adopted the Plan in recognition that its long-term success and achievements are enhanced and the interests of its shareholders are best served when its outside directors have a direct and personal stake in the performance of the Corporation's stock.

2.       DEFINITIONS.

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                  2.1 "Account" shall mean the deferred Fees account established for a Participant pursuant to Section 5.3.

                  2.2 "Board of Directors" shall mean the board of directors of the Corporation.

                  2.3 "Celera Stock" shall mean shares of PE Corporation - Celera Genomics Group Common Stock, par value $.01 per share, of the Corporation.

                  2.4 "Celera Stock Unit" shall mean the bookkeeping entry representing the equivalent of one share of Celera Stock.

                  2.5 "Corporate Secretary" shall mean the person holding the position of Secretary of the Corporation.

                  2.6 "Effective Date" shall mean October 21, 1993.

                  2.7 "Fees" shall mean all retainer, meeting and committee fees payable to a non-employee director for service on the Board of Directors for any calendar year from and after the Effective Date, before any reduction pursuant to this Plan.
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                  2.8 "Fees Payment Date" shall mean the first calendar day of the third month of each fiscal quarter or, if such date is not a business day for the Corporation, the next succeeding business day.

                  2.9 "Participant" shall mean any member of the Board of Directors who is not also a regular, salaried employee of the Corporation or any of its subsidiaries.

                  2.10 "PE Biosystems Stock" shall mean shares of PE Corporation
         - PE Biosystems Group Common Stock, par value $.01 per share, of the Corporation.

                  2.11 "PE Biosystems Stock Unit" shall mean the bookkeeping entry representing the equivalent of one share of PE Biosystems Stock.

                  2.12 "Stock" shall mean Celera Stock and/or PE Biosystems
         Stock.

                  2.13 "Stock Price" shall mean the simple average of the high and low sales prices of a share of Celera Stock or PE Biosystems Stock, as the case may be, as reported in the report of composite transactions (or other independent published source designated by the Board of Directors) on the Fees Payment Date (or if there shall be no trading on such date, then on the first previous date on which sales were made on a national securities exchange). Notwithstanding the foregoing, if Celera Stock or PE Biosystems Stock is purchased in the market for purposes of the Plan on a Fees Payment Date, "Stock Price" shall mean the actual average cost per share of the aggregate purchases of Celera Stock or PE Biosystems Stock for the Plan on such date.

                  2.14 "Stock Unit" shall mean a Celera Stock Unit and/or a PE Biosystems Stock Unit.


3.       PARTICIPATION.

         All members of the Board of Directors who are not also regular salaried employees of the Corporation or any of its subsidiaries shall participate in the Plan.

4.       PAYMENT OF FEES.

         4.1 Automatic Payment of Fees in Stock. Fifty percent (50%) of the Fees of each Participant payable on and after the Effective Date, shall be applied to the purchase of Celera Stock and/or PE Biosystems Stock or, if deferred pursuant to Section 5.1, credited as Celera Stock Units or PE Biosystems Stock Units, at the applicable Stock Price on the Fees Payment Date, in each case in the ratio specified in or established by the Board of Directors pursuant to Section 4.3. To the extent not deferred pursuant to Section 5.1, whole shares of Stock purchased in respect of such Fees shall be issued to the Participant


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as soon as practicable thereafter. Cash shall be paid to a Participant in lieu of a fractional share of Stock.

         4.2 Election to Receive Fees in Stock. A Participant may elect, by filing the appropriate election form with the Corporate Secretary before the Fees Payment Date to which the election applies, to have up to that portion of his or her Fees payable on and after such Fees Payment Date which are not automatically paid in Stock pursuant to Section 4.1 or which are not deferred pursuant to Section 5.1, applied to the purchase of Celera Stock and/or PE Biosystems Stock at the applicable Stock Price on the Fees Payment Date; provided, however, that such purchase of Stock of each class shall be in the ratio specified in or established by the Board of Directors pursuant to Section
4.3. Whole shares of Stock purchased in respect of such Fees shall be issued to the Participant as soon as practicable thereafter. Cash shall be paid to a Participant in lieu of a fractional share of Stock.

         A Participant may amend or terminate an election under this Section 4.2 by written notice to the Corporate Secretary. Such amendment or termination shall be effective as of the next Fees Payment Date following the date of delivery of such notice to the Corporate Secretary.

         4.3 Allocation Between Stock. Purchases of Stock of each class under
Section 4.1 and Section 4.2 shall be made, as nearly as practicable, in the ratio of the number of shares of such class then outstanding to the number of shares of the other class then outstanding, or in such other ratio as shall be determined by the Board of Directors from time to time. The Board of Directors shall allocate each Participant's purchases of Stock of each class under the Plan in order to maintain such Participants' holdings in accordance with this ratio. The Board of Directors may, if it deems necessary, adopt specific rules consistent with this Section 4.3.

5.       DEFERRAL OF FEES.

         5.1 Deferral Election. A Participant may elect to defer receipt of his or her Fees, including all or any portion of his or her Fees which are subject to Section 4.1 hereof, by filing the appropriate deferral form with the Corporate Secretary on or before December 15th of the calendar year prior to the calendar year in which such deferral is to be effective or, in the case of any person elected to the Board of Directors after the Effective Date, within thirty
(30) days after such person first becomes eligible to participate in the Plan.

         Any Participant who has made an effective election to defer the receipt of Fees which election was in effect on October 21, 1993 may continue to defer receipt of such Fees pursuant to such election; provided, however, that such election and any such deferral which occurs on or after the Effective Date shall be governed by the terms of this Plan.

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         Notwithstanding the foregoing, no deferral shall be permitted to the extent prohibited by applicable law.

         5.2 Period of Deferral. Subject to Section 5.9, a Participant may elect to defer receipt of Fees until (a) a specified date in the future, (b) cessation of the Participant's service as a member of the Board of Directors or (c) the end of the calendar year in which cessation of the Participant's service as a member of the Board of Directors occurs.

         5.3 Deferred Fees Account. There shall be established an Account in the Participant's name on the books of the Corporation for each Participant electing to defer Fees pursuant to this Section 5.

         5.4 Investment of Deferrals. Except as provided in the next sentence, deferrals shall be credited to a Participant's Account in Celera Stock Units and/or PE Biosystems Stock Units. With respect to that portion of his or her deferrals under the Plan which are not subject to Section 4.1, the Participant may elect under the procedures set forth in Section 4.2 that such deferrals be credited to his or her Account in cash or Stock Units.

         5.5  Amounts Credited to Accounts.

                  (a) Investment in Stock Units. To the extent the deferral of a Participant's Fees is deemed invested in Stock Units, such amounts shall be credited to his or her Account in the following manner: on the Fees Payment Date to which the deferral election applies, the amount deferred shall be converted into a number of Stock Units by dividing the amount of Fees payable by the sum of the Stock Prices as of such date in the ratio specified in or established by the Board of Directors pursuant to Section 4.3. The quotient, which shall be expressed in whole or fractional Stock Units to the nearest one/one hundredth (1/100th), shall be credited to the Participant's Account as of such date in Celera Stock Units and PE Biosystems Stock Units; provided, however, that if the ratio established by the Board of Directors pursuant to Section 4.3 is other than 1:1, the number of Stock Units so credited shall be appropriately adjusted to reflect such ratio.

                  Whenever cash dividends are paid with respect to shares of Stock, each Participant's Account shall be credited on the payment date of such dividend with additional Stock Units of the same class (including fractional units to the nearest one/one hundredth (1/100th)) equal in value to the amount of the cash dividend paid on a single share of such Stock multiplied by the number of Stock Units of the same class (including fractional units) credited to a Participant's Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Stock Unit shall be the applicable Stock Price as of the payment date of the dividend.



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                  The number of Stock Units credited to each Participant's
         Account shall be appropriately adjusted and modified upon the occurrence of any stock split, stock dividend or stock consolidation affecting the Celera Stock or PE Biosystems Stock. In the event of a merger, consolidation or an acquisition involving more than 50% of the issued and outstanding shares of Celera Stock or PE Biosystems Stock, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Celera Stock Units or PE Biosystems Stock Units credited to Participants' Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the date of merger, consolidation or acquisition. If pursuant to the preceding sentence cash is credited to Participants' Accounts, income shall be credited thereon from the date such cash is received to the date of distribution at the rate determined pursuant to
         Section 5.5(b). If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to Participants' Accounts, dividends shall be credited thereto in the same manner as dividends are credited on Stock Units credited to such Accounts.

                  (b) Deferrals in Cash. To the extent not deemed invested in Stock Units pursuant to Section 5.5(a), the Account of a Participant will be credited with the dollar amount of the Participant's deferrals as of the Fees Payment Date. Subject to Section 5.9, interest shall be credited thereon from the date such cash is received to the date of distribution quarterly, at the end of each calendar quarter, at a rate per annum (computed on the basis of a 360 day year and a 91 day quarter) equal to the prime rate announced publicly by Citibank, N.A. at the end of such calendar quarter.

         5.6 Distribution of Deferral Account. Subject to Section 5.9, distributions of a Participant's Account under the Plan shall be made as follows:

                  (a) if a Participant has elected to defer his or her Fees to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty (30) days after the date specified;

                  (b) if a Participant has elected to defer his or her Fees until cessation of his or her service as a member of the Board of Directors, payment shall be as of the date of such cessation of service and shall be made or shall commence, as the case may be, within thirty
         (30) days after the cessation of the Participant's service as a director; and

                  (c) if a Participant has elected to defer his or her Fees until the end of the calendar year in which the cessation of his or her service as a member of the Board of Directors occurs, payment shall be made or commence, as the case may be, on or before December 31st of such year.



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         5.7 Payment Upon Death. Notwithstanding any elections pursuant to
Sections 5.2 and/or 5.8 hereof, but subject to Section 5.9 hereof, in the event of the death of a Participant prior to the distribution of his or her Account hereunder, the balance credited to such Participant's Account as of the date of his or her death shall be paid, as soon as reasonably possible thereafter, in a single distribution to the Participant's beneficiary or beneficiaries designated on such Participant's deferral election form. If no such election or designation has been made, such amounts shall be payable to the Participant's estate.

         5.8 Form of Payment. Subject to Section 5.9, a Participant may elect to have his or her Account under the Plan paid in a single distribution or in equal annual, semi-annual or quarterly installments over a period not to exceed 10 years. To the extent a Participant's Account is deemed invested in Stock Units, such Stock Units shall be converted to the applicable Stock on the distribution date as provided in the next paragraph. To the extent deemed invested in units of any other stock, such units shall similarly be converted and distributed in the form of stock. To the extent invested in a medium other than Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Participant's Account.

         To the extent a Participant's Account is deemed invested in Stock Units, a single distribution shall consist of the number of whole shares of the applicable Stock equal to the number of Stock Units credited to the Participant's Account on the date as of which the distribution occurs. Cash shall be paid to a Participant in lieu of a fractional share, determined by reference to the applicable Stock Price on the date as of which the distribution occurs.

         In the event a Participant has elected to receive installment payments, each such payment shall be determined as follows:

                  (i) To the extent his or her Account is deemed to be invested in Stock Units, each such payment shall consist of the number of whole shares of Stock equal to the number of Celera Stock Units and PE Biosystems Stock Units, as the case may be, (in each case including fractional units) credited to the Participant's Account on the date as of which the distribution occurs, divided by the number of installments remaining as of such distribution date. Distributions in the form of stock shall be rounded to the nearest 100 shares. Cash shall be paid to Participants in lieu of fractional shares, determined by reference to the applicable Stock Price on the date as of which the distribution occurs.

                  (ii) To the extent his or her Account has been credited in cash, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Participant's Account which is in cash by the number of installments remaining as of such distribution date.



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         Each Participant or beneficiary agrees that prior to any distribution under the Plan, he or she will make such representations and execute such documents as are deemed by the Board of Directors to be necessary to comply with applicable laws.

         5.9 Split-Dollar Arrangements. Notwithstanding anything to the contrary contained herein, in the event that the Company has paid any premiums under any life insurance policies purchased in accordance with the terms of any split-dollar insurance agreement between a Participant and the Company, the Company shall have no obligation hereunder to make any distribution to such Participant of that portion of the balance of such Participant's Account credited in cash pursuant to Section 5.6 or 5.7 equal to the amount of such premiums, or to credit any interest on such portion of such Account pursuant to
Section 5.5(b), unless and until such time as the Company shall be reimbursed in full for the amount of such premium payments. At such time as the Company shall have been reimbursed in full for the amount of such premium payments, the balance of such Participant's Account so credited in cash shall be distributed as follows: (i) if such Participant is on the date of such reimbursement in full a Participant in the Plan, then in accordance with his or her election pursuant to Sections 5.2 and 5.8, and (ii) if such Participant is not a Participant in the Plan on the date of such reimbursement, then in a single distribution as soon as reasonably possible after such date.

6.       ADMINISTRATION OF THE PLAN.

         The Board of Directors shall administer the Plan. The Board of Directors shall have plenary authority in its discretion to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms of Fees deferral agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgment of the Board of Directors to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board of Directors' determination on the foregoing matters shall be conclusive.

7.  TERMINATION AND AMENDMENT OF THE PLAN.

         The Board of Directors may at any time terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval by the holders of the Stock, which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the maximum number of shares reserved for issuance under the Plan, or (iii) amend the requirements as to the class of persons eligible to participate in the Plan and, provided further, that no modification or amendment of the Plan shall reduce any amount already credited to a Participant's Account as of the effective date of such modification or amendment. This Plan may be amended without shareholder approval in order to ensure


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that this Plan, in form and operation, complies with regulations issued under
Section 16 of the Securities Exchange Act of 1934.

8.       STOCK RESERVED FOR THE PLAN.

         Four hundred thousand (400,000) shares of authorized but unissued PE Biosystems Stock are reserved for issuance and may be issued pursuant to the terms of the Plan. One hundred thousand (100,000) shares of authorized but unissued Celera Stock are reserved for issuance and may be issued pursuant to the terms of the Plan.

         In lieu of such unissued shares, the Corporation may, in its discretion, transfer to Participants under the terms of the Plan treasury shares, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of the next paragraph) the total number of shares which may be issued under the Plan shall not exceed 400,000 shares of PE Biosystems Stock and 100,000 shares of Celera Stock.

         In the event of any changes in the outstanding Celera Stock or PE Biosystems Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan shall be appropriately adjusted.

9.       NO INTEREST IN ASSETS.

         No Participant or any other person shall have any interest in any specific asset of the Corporation by reason of any amount credited to him or her hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder. No trust shall be created by the execution or adoption of this Plan or be required to be created in connection herewith. Any amounts which become payable hereunder shall be paid from the general assets of the Corporation. Nothing in the Plan shall be deemed to give any member of the Board of Directors any right to participate in the Plan, except in accordance with the provisions of the Plan.

10.  RESTRICTION AGAINST ASSIGNMENT.

         The Corporation shall pay all amounts payable hereunder only to the person or persons designated by the Plan as Participant or beneficiary, as appropriate, and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts or engagements of any Participant, his or her beneficiaries or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to


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alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever.

11.  GOVERNMENT REGULATIONS.

         The Plan, and the deferral of Fees and purchase of Stock thereunder, and the obligation of the Corporation to issue, sell and deliver shares, as applicable, under the Plan, shall be subject to all applicable laws, rules and regulations.

12.  GOVERNING LAW.

         This Plan shall be construed, regulated and administered under the internal laws of the State of Delaware.

13.  SHAREHOLDER APPROVAL.

         This Plan shall be without force and effect unless approved by the Corporation's shareholders.



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